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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Advocat Inc.
Franklin, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-93940 and 33-93950) of Advocat Inc. of our reports dated March 17, 2003, relating to the 2002 consolidated financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                                BDO SEIDMAN, LLP

Memphis, Tennessee
March 28, 2003